EXHIBIT 32.1

CERTIFICATIONS OF JAMES M. WHITEHURST, PRESIDENT AND CHIEF EXECUTIVE OFFICER, AND ERIC R. SHANDER, EXECUTIVE VICE PRESIDENT,

CHIEF FINANCIAL OFFICER, PURSUANT TO 18 U.S.C. SECTION 1350, AS

ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certify, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Red Hat, Inc. (“Red Hat”), that, to his knowledge, the Quarterly Report of Red Hat on Form 10-Q for the three months ended August 31, 2017 (the “Report”), as filed with the Securities and Exchange Commission, fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Red Hat.

October 5, 2017

By:	/s/ JAMES M. WHITEHURST
James M. Whitehurst President and Chief Executive Officer (Principal Executive Officer)

October 5, 2017

By:	/s/ ERIC R. SHANDER
Eric R. Shander Executive Vice President, Chief Financial Officer (Principal Financial Officer)